                         FLUSHING FINANCIAL CORPORATION

                           144-51 Northern Boulevard
                         Flushing, New York 11354-4240
                                 (718) 961-5400

                                                                   April 5, 2001

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders of Flushing Financial Corporation. The annual meeting will be held at the LaGuardia Marriott located at 102-05 Ditmars Boulevard, East Elmhurst, New York 11369, on May 22, 2001 at 2:00 p.m., New York time. The matters to be considered by stockholders at the annual meeting are described in the accompanying materials.

  It is very important that you be represented at the annual meeting regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we urge you to vote as soon as possible. You may vote, as in the past, by marking, signing and dating your proxy card and returning it in the envelope provided. Alternatively, this year you may vote over the Internet or by telephone. Voting over the Internet, by telephone or by written proxy will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend. Please review the instructions on the proxy card regarding each of these voting options.

  Your continued support of and interest in Flushing Financial Corporation are sincerely appreciated.

                                          Sincerely,

/s/ Gerard P. Tully, Sr.                  /s/ Michael J. Hegarty

Gerard P. Tully, Sr.                      Michael J. Hegarty
Chairman of the Board                     President and Chief Executive
                                           Officer

                         FLUSHING FINANCIAL CORPORATION

                           144-51 Northern Boulevard
                         Flushing, New York 11354-4240
                                 (718) 961-5400

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

 DATE & TIME:       May 22, 2001 at 2:00 p.m. New York time

 PLACE:             LaGuardia Marriott
                    102-05 Ditmars Boulevard
                    East Elmhurst, New York 11369

 ITEMS OF BUSINESS: (1)  To elect three directors for a three-year term and until their successors are elected and qualified;

                    (2)  To approve certain amendments to the Company's 1996
                         Restricted Stock Incentive Plan;

                    (3)  To approve certain amendments to the Company's 1996
                         Stock Option Incentive Plan;

                    (4) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending
                         December 31, 2001; and

                    (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

 RECORD DATE:       You are entitled to vote at the annual meeting or any
                    adjournment of that meeting only if you were a stockholder at the close of business on Friday, March 30, 2001.

 VOTING BY PROXY:   Please submit a proxy as soon as possible so that your
                    shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the
                    Internet, (2) by telephone, or (3) by mail. For specific
                    instructions, please refer to the information in the proxy statement and the instructions on the proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Anna M. Piacentini

                                          Anna M. Piacentini
                                          Corporate Secretary

Flushing, New York
April 5, 2001

                         FLUSHING FINANCIAL CORPORATION

                           144-51 Northern Boulevard
                         Flushing, New York 11354-4240
                                 (718) 961-5400

                               ----------------

                                PROXY STATEMENT
                         Annual Meeting of Stockholders
                           To be held on May 22, 2001

                               ----------------

                                  INTRODUCTION

  This proxy statement is furnished to holders of common stock, $.01 par value per share, of Flushing Financial Corporation (the "Company"), which is the sole stockholder of Flushing Savings Bank, FSB (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company (the "Board of Directors") to be used at the annual meeting of stockholders to be held at the LaGuardia Marriott located at 102-05 Ditmars Boulevard, East Elmhurst, New York, 11369 at 2:00 p.m., New York time, on May 22, 2001 and at any adjournment thereof. Only holders of record of the Company's issued and outstanding common stock as of the close of business on the record date, March 30, 2001, are entitled to notice of and to vote at the annual meeting and any adjournments thereof. This proxy statement, the accompanying notice of annual meeting of stockholders, the form of proxy, and the Company's 2000 Annual Report to Stockholders, including the consolidated financial statements for the year ended December 31, 2000, are first being mailed on or about April 5, 2001 to all persons entitled to vote at the annual meeting.

                               VOTING AND PROXIES

Voting Rights and Quorum Requirement

  Stockholders of record as of the close of business on March 30, 2001, the record date, are entitled to one vote for each share of common stock then held. On the record date, there were 9,195,990 shares of common stock outstanding and entitled to be voted and the Company had no other class of equity securities outstanding. Holders of a majority of the outstanding shares of common stock must be present at the annual meeting, either in person or represented by proxy, to constitute a quorum for the conduct of business. In order to ensure a quorum, you are requested to vote by proxy even if you plan to attend the annual meeting in person. You can vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. You can also vote over the Internet or by telephone, as described below.

Voting Electronically over the Internet or by Telephone

  If your shares are registered in your name with our transfer agent, you may vote either over the Internet or by telephone. Specific instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. These procedures are designed to authenticate each stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

  If your shares are registered in the name of a bank or brokerage firm, you may also be able to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting form will provide instructions. If your voting form does not contain Internet or telephone voting information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Effect of Proxy

  The proxy solicited by this proxy statement, if properly signed and received by the Company in time for the annual meeting, or properly transmitted by telephone or the Internet, and not revoked prior to its use, will be voted in accordance with the instructions it contains. If no instructions are given, the proxy will be voted FOR election of the nominees for director described herein, FOR the approval of the amendments to the 1996 Restricted Stock Incentive Plan, FOR the approval of the amendments to the 1996 Stock Option Incentive Plan and FOR ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2001. With respect to the transaction of such other business as may properly come before the meeting, each proxy received will be voted in accordance with the best judgment of the persons appointed as proxies. At this time, the Board of Directors knows of no such other business.

Revoking a Proxy

  If you give a proxy, you may revoke it at any time before it is voted by (1) filing written notice of revocation with the Corporate Secretary of the Company (Anna M. Piacentini, Corporate Secretary, Flushing Financial Corporation, 144-51 Northern Boulevard, Flushing, New York 11354-4240); (2) submitting a duly executed proxy bearing a later date; or (3) appearing at the annual meeting and giving the Corporate Secretary notice of your intention to vote in person.

Votes Required for Approval

  Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered present for purposes of determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of a majority of the total votes present in person or by proxy is required for approval of the amendments to the Company's restricted stock and stock option plans and to ratify the appointment of the independent auditors. Abstentions will have the effect of a vote against these proposals. Under rules of the New York Stock Exchange, to which its member firms are subject, these proposals are considered "discretionary" items upon which brokerage firms holding shares of common stock in "street name" may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Cost of Solicitation of Proxies

  The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, Morrow & Co., Inc., a proxy soliciting firm, will assist the Company in soliciting proxies for the annual meeting and will be paid a fee of $4,000, plus reimbursement for out-of-pocket expenses. Proxies also may be solicited personally or by telephone or telecopy by directors, officers and employees of the Company or the Bank, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners

  To the knowledge of the Company, the following persons were the beneficial owners of more than five percent of the outstanding shares of common stock, as of December 31, 2000.

                                       Number of Shares
Name and Address of Beneficial Owner  Beneficially Owned Percent of Class(/1/)
------------------------------------  ------------------ ---------------------
J.P. Morgan Chase & Co.(/2/)........       912,878               9.85%
 270 Park Avenue
 New York, New York 10017
Dimensional Fund Advisors Inc.(/3/)
 ...................................       646,900               6.98%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, California 90401
Pinnacle Associates, Ltd.(/4/)......       474,299               5.12%
 666 Fifth Avenue
 14th Floor
 New York, New York 10103
Thomson Horstmann & Bryant,
 Inc.(/5/)..........................       944,850              10.19%
 Park 80 West
 Plaza Two
 Saddle Brook, New Jersey 07663

--------
(1) On December 31, 2000, the total number of shares of common stock outstanding was 9,271,921.
(2) According to its filing with the SEC on Schedule 13G/A, J.P. Morgan Chase & Co. has shared voting and dispositive power with respect to 852,778 shares of common stock, sole voting power with respect to 60,100 shares of common stock, and sole dispositive power with respect to 54,700 shares of common stock. J.P. Morgan Chase & Co., through an affiliate, serves as trustee for the Flushing Financial Corporation Employee Benefit Trust. As of December 31, 2000, there were 852,778 shares of common stock held in the Flushing Financial Corporation Employee Benefit Trust.
(3) According to its filing with the SEC on Schedule 13G, Dimensional Fund Advisors Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has sole voting and dispositive power with respect to these shares of common stock.
(4) According to its filing with the SEC on Schedule 13G, Pinnacle Associates, Ltd. is an investment adviser and has sole voting power with respect to these shares.
(5) According to its filing with the SEC on Schedule 13G, Thomson Horstmann & Bryant, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has sole voting power with respect to 512,500 shares of common stock, shared voting power with respect to 18,450 shares of common stock, and sole dispositive power with respect to 944,850 shares of common stock.

Stock Ownership of Management

  The following table sets forth information regarding the beneficial ownership of the common stock as of February 28, 2001, by each director of the Company, by each executive officer named in the Summary Compensation Table on page 14, and by all directors and executive officers as a group.

                                                 Position(s) with the        Shares of Common Stock
 Name                                            Company                  Beneficially Owned(/1/)(/2/)
 ----                                            --------------------     ----------------------------
 Gerard P. Tully, Sr............................ Chairman of the Board               109,100(/3/)
 Michael J. Hegarty............................. President, Chief                    157,709(/4/)
                                                  Executive Officer
                                                  And Director
 James D. Bennett............................... Director                              7,750(/5/)
 John M. Gleason................................ Director                             55,122(/6/)
 Louis C. Grassi................................ Director                              9,625(/7/)
 Robert A. Marani............................... Director                             93,100(/8/)
 John O. Mead................................... Director                             69,350(/9/)
 Vincent F. Nicolosi............................ Director                             46,990(/10/)
 Franklin F. Regan, Jr.......................... Director                             49,927(/11/)
 John E. Roe, Sr................................ Director                             81,000(/12/)
 Michael J. Russo............................... Director                            110,375(/13/)
 Monica C. Passick.............................. Senior Vice President,               89,170(/14/)
                                                  Treasurer
                                                  and Chief Financial
                                                  Officer
 Henry A. Braun................................. Senior Vice President                70,144(/15/)
 Robert L. Callicutt............................ Senior Vice President                55,429(/16/)
 Francis W. Korzekwinski........................ Senior Vice President                66,165(/17/)
 All directors and executive officers as a group                                   1,154,506(/18/)
  (17 persons)..................................

--------
 (1) Under the rules of the SEC, beneficial ownership includes any shares over which an individual has sole or shared power to vote or to dispose, as well as any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person has sole voting and dispositive power as to the shares reported. Officers have the power to direct the voting and, subject to plan provisions, the disposition of shares held for their account in the Bank's 401(k) Savings Plan and the Company's Stock-Based Profit Sharing Plan, and have voting power over, but no economic interest in, the shares representing their proportionate voting interest in the Company's Employee Benefit Trust. Officers and directors have the power to vote, but not the power to dispose of, unvested shares of restricted stock granted to them under the Company's 1996 Restricted Stock Incentive Plan. The table also includes shares which the named individual had a right to acquire upon the exercise of stock options granted under the Company's 1996 Stock Option Incentive Plan which were exercisable on February 28, 2001. No additional stock options are scheduled to become exercisable within 60 days after February 28, 2001.
 (2) On February 28, 2001, the total number of shares of common stock outstanding was 9,277,190 (including shares held by the Employee Benefit Trust). As of February 28, 2001, other than Messrs. Tully, Hegarty, Marani and Russo, who beneficially owned 1.18%, 1.70%, 1.00% and 1.19% of the outstanding shares of common stock, respectively, each individual beneficially owned less than 1% of the outstanding shares of common stock, and all directors and executive officers as a group beneficially owned 12.45% of the outstanding shares of common stock.
 (3) Includes 23,500 shares held by Mrs. Tully or an entity owned by Mrs. Tully with respect to which Mr. Tully disclaims beneficial ownership, 4,000 shares held by Tulger Con Corp. with respect to which Mr. Tully has sole voting and dispositive power, 2,820 unvested shares of restricted stock, and 34,500 shares underlying exercisable stock options.
 (4) Includes 15,086 shares credited to Mr. Hegarty's account in the 401(k) Plan, 4,137 shares credited to his account in the Profit Sharing Plan, 30,100 unvested shares of restricted stock, 72,800 shares underlying exercisable stock options, and 6,086 shares representing his proportionate voting interest in the Employee Benefit Trust.
 (5) Includes 2,250 unvested shares of restricted stock and 3,000 shares underlying exercisable stock options.
 (6) Includes 17,802 shares held by Mrs. Gleason with respect to which Mr. Gleason disclaims beneficial ownership, 2,820 unvested shares of restricted stock, and 34,500 shares underlying exercisable stock options.

 (7) Includes 2,250 unvested shares of restricted stock and 3,000 shares underlying exercisable stock options.
 (8) Includes 11,500 shares held by Mrs. Marani with respect to which Mr. Marani disclaims beneficial ownership, 2,820 unvested shares of restricted stock, and 34,500 shares underlying exercisable stock options.
 (9) Includes 2,820 unvested shares of restricted stock, and 34,500 shares underlying exercisable stock options.
(10) Includes 270 shares held jointly by Mr. Nicolosi and his spouse, with whom he shares voting and dispositive power, 2,820 unvested shares of restricted stock, and 34,500 shares underlying exercisable stock options.
(11) Includes 1,000 shares held by Mrs. Regan with respect to which Mr. Regan disclaims beneficial ownership, 2,820 unvested shares of restricted stock, and 34,500 shares underlying exercisable stock options.
(12) Includes 7,500 shares held by Mrs. Roe with respect to which Mr. Roe disclaims beneficial ownership. Also includes 6,900 shares held by City Underwriting Agency, Inc. Defined Profit Sharing Plan and Trust, with respect to which Mr. Roe shares voting and dispositive power, as well as 2,820 unvested shares of restricted stock and 34,500 shares underlying exercisable stock options.
(13) Includes 2,820 unvested shares of restricted stock and 34,500 shares underlying exercisable stock options.
(14) Includes 14,353 shares credited to Ms. Passick's account in the 401(k) Plan, 4,708 shares credited to her account in the Profit Sharing Plan, 8,200 unvested shares of restricted stock, 45,200 shares underlying exercisable stock options, and 6,086 shares representing her proportionate voting interest in the Employee Benefit Trust.
(15) Includes 2,295 shares credited to Mr. Braun's account in the 401(k) Plan, 4,231 shares credited to his account in the Profit Sharing Plan, 7,540 unvested shares of restricted stock, 39,920 shares underlying exercisable stock options, and 6,086 shares representing his proportionate voting interest in the Employee Benefit Trust.
(16) Includes 5,076 shares credited to Mr. Callicutt's account in the 401(k) Plan, 3,149 shares credited to his account in the Profit Sharing Plan, 7,240 unvested shares of restricted stock, 29,120 shares underlying exercisable stock options, and 6,086 shares representing his proportionate voting interest in the Employee Benefit Trust.
(17) Includes 4,051 shares credited to Mr. Korzekwinski's account in the 401(k) Plan, 3,800 shares credited to his account in the Profit Sharing Plan, 7,240 unvested shares of restricted stock, 37,520 shares underlying exercisable stock options, and 6,086 shares representing his proportionate voting interest in the Employee Benefit Trust.
(18) Includes 47,581 shares credited to accounts of executive officers in the 401(k) Plan, 23,455 shares credited to their accounts in the Profit Sharing Plan, 104,920 unvested shares of restricted stock held by executive officers and directors, 546,480 shares underlying exercisable stock options held by executive officers and directors, and 36,516 shares representing the proportionate voting interest of executive officers in the Employee Benefit Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2000, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its executive officers and directors were complied with.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of 11 directors divided into three classes which are as equal in number as possible. The directors hold office for staggered terms of three years (and until their successors are elected and qualified). One of the three classes, comprising approximately one third of the directors, is elected each year to succeed the directors whose terms are expiring. The directors in Classes A and B are serving terms expiring at the annual meeting of stockholders in 2002 and 2003, respectively.

  The directors in Class C, whose terms expire at the 2001 annual meeting, are Gerard P. Tully, Sr., John M. Gleason and Vincent F. Nicolosi. Each of Messrs. Tully and Nicolosi has been nominated by the Board of Directors to stand for re-election for a term expiring at the annual meeting of stockholders to be held in 2004. Mr. Gleason will retire from the Board of Directors effective as of the 2001 annual meeting, and the size of the Board will be reduced from 11 to 10 members.

  In order to keep the classes of directors as equal in number as possible, James D. Bennett will be reassigned from Class A to Class C. As a result, Mr. Bennett has been nominated by the Board of Directors to stand for re-election at the 2001 annual meeting for a term expiring at the annual meeting to be held in 2004. Each of Messrs. Tully, Bennett and Nicolosi has consented to being named in this proxy statement as a Board nominee and to serve if elected.

   Unless otherwise instructed, it is the intention of the proxy holders to vote the proxies received by them in response to this solicitation FOR the election of the nominees named above as directors. If any such nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to believe that any of the Board nominees will refuse or be unable to serve as a director if elected.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
               "FOR" ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Information About Directors

  The following table sets forth certain information regarding the Board nominees and members of the Board of Directors of the Company whose terms will continue after the annual meeting.

                                   Position(s) with the        Director   Term
Name                      Age(/1/) Company                    Since(/2/) Expires
----                      -------- --------------------       ---------- -------
Gerard P. Tully, Sr.....     73    Chairman of the Board         1967     2004(/3/)

Michael J. Hegarty......     61    President, Chief Executive    1987     2002
                                    Officer and Director

James D. Bennett........     62    Director                      1998     2004(/3/)

Louis C. Grassi.........     45    Director                      1998     2003

Robert A. Marani........     78    Director                      1977     2003

John O. Mead............     78    Director                      1987     2002

Vincent F. Nicolosi.....     61    Director                      1977     2004(/3/)

Franklin F. Regan, Jr...     71    Director                      1969     2003

John E. Roe, Sr.........     67    Director                      1968     2003

Michael J. Russo........     66    Director                      1984     2002

--------
(1) As of December 31, 2000.
(2) With the exception of Messrs. Bennett and Grassi, who commenced service as directors of the Company on September 29, 1998, all other directors commenced service as directors of the Company on May 10, 1994, one day after the date of the Company's incorporation. The dates set forth above are the dates the individuals commenced service as directors or trustees of the Bank or its predecessor.
(3) Subject to re-election at the annual meeting.

  Set forth below is certain information with respect to the Board nominees and other directors of the Company. Unless otherwise indicated, the principal occupation listed below for each person has been his or her principal occupation for the past five years.

Board Nominees

   Gerard P. Tully, Sr. has served as Chairman of the Board of the Company since its formation in 1994, and as Chairman of the Board of the Bank since 1980. Mr. Tully served as Chief Executive Officer of the Bank from 1981 through 1989. Mr. Tully is the Chief Executive Officer and a director of Van-Tulco, Inc. and Tulger Contracting Corp., construction companies, and Bainbridge Avenue Corp., 1620 Ralph Avenue Corp. and Contractors Associates Inc., each a real estate holding company.

   James D. Bennett is of counsel to the law firm of Bennett, Rice & Schure, LLP in Rockville Centre, New York with a practice in civil law and real estate. He also serves as Chief Executive Officer of Land Enterprises, Inc., a realty investment and management firm. Mr. Bennett currently serves as a Commissioner of the

New York State Public Service Commission. In the past, he has served as Trustee of both the Long Island Power Authority and the New York State Conservation Fund Advisory Council and as Supervisor and Councilman of the Town of Hempstead.

   Vincent F. Nicolosi is an attorney in Bayside, New York with a general practice specializing in civil litigation. Mr. Nicolosi was formerly a partner in the Bayside law firm of Nicolosi & Sciacca. Since December 1998, Mr. Nicolosi has served as a Commissioner of the New York State Investigation Commission. Mr. Nicolosi served as a Queens Assistant District Attorney from 1967 to 1973. From 1973 to 1980, Mr. Nicolosi was a member of the New York State Assembly and served as Chairman of the Assembly Insurance Committee.

Continuing Directors

   Michael J. Hegarty has served as President and Chief Executive Officer of the Company and the Bank since October 1, 1998. He joined the Company as Executive Vice President and Corporate Secretary and the Bank as Executive Vice President and Chief Operating Officer in 1995. Prior to that, he was Vice President, Finance as well as Corporate Secretary and Treasurer and a director of EDO Corporation, a manufacturer of defense systems and components. Mr. Hegarty remains a director of EDO Corporation.

   Louis C. Grassi is Managing Partner of Grassi & Co., CPAs, P.C. located in Lake Success, New York, with a practice in accounting, tax and management consulting services. He is a member of the Board of Directors of the New York State Society of Certified Public Accountants and is Chairman of the Society's Task Force on Professional Liability Insurance. In addition, he is a licensed certified fraud examiner, an author and an editor of a national tax and accounting publication.

   Robert A. Marani is a licensed real estate broker who worked through the offices of Flushing Kent Realty Corp. until his retirement in 1992. He is a commercial real estate developer currently managing family-owned commercial real estate properties in New York and New Jersey.

   John O. Mead served, until his retirement in 1990, as President and Chairman of the Board of Printfab, Inc., a fabric marketing company located in New York, New York, and Printed Fabrics Corp., a fabric manufacturing company located in Carrollton, Georgia.

   Franklin F. Regan, Jr. maintains a general law practice in Flushing, New York specializing in real estate, banking and estate work.

   John E. Roe, Sr. is Chairman of the Board of City Underwriting Agency, Inc., insurance brokers located in Lake Success, New York.

   Michael J. Russo is self-employed as a consulting engineer and serves as Chairman of the Board of Anthony Russo, Inc., a general contracting firm, and of Fresh Meadow Mechanical Corp., a mechanical contracting firm, for which he also serves as Corporate Secretary. Mr. Russo is President and Director of Operations of Northeastern Aviation Corp., an aircraft charter and management firm, and is a partner in AMF Associates, a commercial real estate company. Mr. Russo also serves as chairman of the Board of Trustees of Flushing Hospital Medical Center.

Executive Officers Who Are Not Directors

  The following persons currently serve as executive officers who are not directors of the Company.

Name                                   Age(/1/) Position(s) with the Company
----                                   -------- ----------------------------
John R. Buran(/2/)....................    51    Executive Vice President and
                                                 Chief Operating Officer
Monica C. Passick.....................    62    Senior Vice President, Treasurer
                                                 and Chief Financial Officer
Henry A. Braun........................    55    Senior Vice President
Robert L. Callicutt...................    58    Senior Vice President
Francis W. Korzekwinski...............    38    Senior Vice President
Anna M. Piacentini....................    54    Senior Vice President and
                                                 Corporate Secretary

--------
(1) As of December 31, 2000.
(2) Appointed in January 2001.

  Set forth below is certain information with respect to the executive officers who are not directors of the Company.

   John R. Buran was named Executive Vice President and Chief Operating Officer of the Company and the Bank in January, 2001. For the four-year period prior to joining the Bank, Mr. Buran was Executive Vice President of the New York Metro Division of Fleet Bank, NA. From 1994 to 1996, Mr. Buran was Senior Vice President, Division Head, Retail Services of NatWest's Consumer Banking Group. Prior to 1994, he held several management positions at Citibank/Citicorp, most recently as Vice President, New York Investment Sales.

   Monica C. Passick has been Senior Vice President, Treasurer and Chief Financial Officer of the Company since its formation in 1994. Ms. Passick joined the Bank in 1979 as an Assistant Treasurer. She was appointed Controller of the Bank in 1982 and Vice President in 1983. In 1993, Ms. Passick was promoted to Senior Vice President/Finance of the Bank. Ms. Passick is a Certified Public Accountant.

   Henry A. Braun has been a Senior Vice President of the Company since 1995. Mr. Braun joined the Bank in 1994 as Senior Vice President/Bank Operations, a position he previously held at The Greater New York Savings Bank where he was employed for five years. Prior to that, Mr. Braun was with The Williamsburgh Savings Bank for twenty years rising from Assistant Vice President/EDP Auditor to Vice President/Auditor to Senior Vice President/Operations to Executive Vice President and Chief Operating Officer.

   Robert L. Callicutt was elected a Senior Vice President of the Company in 1999. Mr. Callicutt joined the Bank in 1995 as Vice President of Residential Mortgage Banking. Prior to joining the Bank, he was Senior Vice President of Mid-Island Equities Corp., a mortgage banking company, for seven years. Prior to that, he served as Vice President and Manager of Dean Witter Reynolds, a stock brokerage firm, in its mortgage whole loan trading department.

   Francis W. Korzekwinski was elected a Senior Vice President of the Company in 1999. Mr. Korzekwinski joined the Bank in 1993 as Assistant Vice President of Commercial Real Estate and was promoted to Vice President in 1995. He is also responsible for the New York Federal Division of the Bank. Prior to joining the Bank, Mr. Korzekwinski was Vice President, Mortgage Officer at Bankers Federal Savings Bank, FSB for five years. Prior to that, he served as Vice President of Secondary Marketing for a mortgage banking company.

   Anna M. Piacentini has been a Senior Vice President of the Company since 1995. In 1998, Ms. Piacentini was named Corporate Secretary of the Company. Ms. Piacentini joined the Bank in 1969 and has served in various capacities including as an Executive Assistant for Branch Operations, Assistant Secretary for Human Resources and Assistant Vice President of Human Resources. In 1984, Ms. Piacentini was named

Vice President/Human Resources of the Bank and in 1994 was promoted to Senior Vice President/Human Resources of the Bank. Ms. Piacentini has served as Corporate Secretary of the Bank since 1995.

Meetings and Committees of the Board of Directors of the Company and of the Bank

  The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board, the President or a majority of directors in office at the time. During 2000, the Board of Directors held 12 regular meetings and one special meeting. No director attended less than 75% of the meetings of the Board of Directors and its committees on which he served. The Board of Directors has established the following committees, among others:

   Compensation Committee. The Compensation Committee is composed of Messrs. Nicolosi (Chairman), Grassi, Mead, Roe and Russo. This committee has primary responsibility for establishing and administering the compensation and benefit programs of the Company for its executive officers and other key personnel, and recommends to the Board of Directors grants to employees under the Company's stock option and restricted stock plans. This committee meets on an as needed basis. During 2000, this committee met seven times.

   Audit Committee. The Audit Committee is composed of Messrs. Grassi (Chairman), Gleason, Mead, Roe and Russo. This committee meets quarterly to assist the Board of Directors in meeting its oversight responsibilities. This committee reviews the results of regulatory examinations, internal audits and audits by the Company's independent public accountants; the status of actions taken to correct conditions reported; and any other matters affecting the internal controls of the Company. This committee also meets with the Company's outside auditors and implements the audit requirements under applicable federal regulations. The Charter of the Audit Committee, which elaborates on its functions and responsibilities, is included as Appendix C to this proxy statement. During 2000, this committee met four times.

   Nominating Committee. The Nominating Committee is composed of Messrs. Roe (Chairman), Marani, Regan, Russo and Tully. This committee has primary responsibility for identifying and appointing nominees for the Board of Directors of the Company. This committee held no meetings during 2000.

  In addition to the committees described above, the Board of Directors has established an Executive Committee, an Insurance Committee, an Investment Committee, and a Planning Committee.

  The business of the Bank is conducted at regular and special meetings of the Bank's Board of Directors (the "Bank Board") and its committees. The Bank Board and the Board of Directors are identically constituted. During 2000, the Bank Board held 12 regular meetings and one special meeting.

  The Bank Board maintains executive, insurance, investment, nominating, planning, compensation and audit committees. The membership of these committees is the same as that of the comparable committees of the Company's Board of Directors. These committees serve substantially the same functions at the Bank level as those of the Company. The Bank Board also maintains a loan committee, a compliance committee, a CRA committee and an ethics committee. No director attended less than 75% of the meetings of the Bank Board and its committees on which he served. Directors of the Bank are nominated by the Bank Board nominating committee, and elected by the Company as sole shareholder of the Bank.

Director Compensation

   Fee Arrangements. Directors who are not executive officers of the Company or the Bank ("Outside Directors") currently receive an annual retainer of $25,000 from the Bank, with no additional retainer from the Company. Outside Directors also receive meeting fees of $1,200 for each Board or Bank Board meeting attended and $600 for each committee meeting attended, whether or not they are members of such committee. However, where the Board of Directors and the Bank Board meet on the same day, directors receive only a single board meeting fee for such meetings. Similarly, directors receive only a single committee meeting fee where identically constituted committees of the Board of Directors and Bank Board meet on the same day.

  Outside Directors also receive a fee for conducting on-site inspections of proposed real estate collateral for certain loans in excess of $500,000. For each day that a director conducts such inspections, the director receives a fee of $400 for the first property inspected and $200 for each additional property inspected on that day.

  For the year ended December 31, 2000, the aggregate amount of retainer, meeting and site inspection fees paid by the Bank to Outside Directors was $467,150. In addition to the retainer and meeting fees, Mr. Tully receives a fee of $135,000 per year for providing additional consulting services to the Bank and the Company in his capacity as Chairman. For the year ended December 31, 2000, the Bank paid an aggregate of $113,601 to Mr. Regan as a retainer for general legal services and for fees in connection with mortgage foreclosure actions. Also during 2000, the Bank paid $13,949 in legal fees to Mr. Nicolosi for certain litigation and contract matters. See "Compensation Committee Interlocks and Insider Participation" and "Certain Transactions."

  Director Deferred Compensation Plan. The Bank has adopted an Outside Director Deferred Compensation Plan pursuant to which Outside Directors may elect to defer all or a portion of their annual retainer, meeting fees, and inspection fees. Deferred amounts are credited with earnings based on certain mutual fund investments. The deferred amounts plus earnings thereon will be paid to the director in cash after the director's termination of service, either in a lump sum or, if the director so elects, in annual installments over a period not to exceed five years. The Company has guaranteed the payment of benefits under the Outside Director Deferred Compensation Plan. A director's right to receive benefits under the plan is no greater than the right of an unsecured general creditor of the Bank or the Company.

  Director Retirement Plan. The Bank has adopted an Outside Director Retirement Plan, which provides benefits to each Outside Director who served as an Outside Director for at least five years and whose years of service as an Outside Director (including service as a director or trustee of the Bank or its predecessor) plus age equals or exceeds 55. Benefits are also payable to an Outside Director whose status as an Outside Director terminates due to death or disability or who is an Outside Director upon a change of control (as defined below). However, no benefits will be payable to a director who is removed for cause. An eligible director will be paid an annual retirement benefit equal to the last annual retainer paid prior to the director's retirement plus the total amount of Board and Bank Board meeting fees which were paid to the director for the 12 months immediately preceding retirement. Such benefit will be paid in equal monthly installments for the lesser of the number of months such director served as an Outside Director or 120 months. In the event of a change of control, benefits under the plan will be paid in a cash lump sum; each director with at least two years of service as an Outside Director will receive the equivalent of 120 months of benefits, and each director with less than two years of service will receive the equivalent of monthly benefits for the number of months he served as an Outside Director. If the Outside Director dies before receiving all benefits payable under the plan, the remaining benefits will be paid to the Outside Director's surviving spouse. The Company has guaranteed the payment of benefits under the Outside Director Retirement Plan. A director's right to receive benefits under the plan is no greater than the right of an unsecured general creditor of the Bank or the Company.

  Stock Options and Restricted Stock. Pursuant to the Company's restricted stock and stock option plans, each person who was an Outside Director on the effective date of such plans, or who became an Outside Director after such date and before May 20, 1998, received (after adjustment to reflect the Company's 1998 stock split) a one-time grant of 14,100 shares of restricted stock and options to purchase 43,125 shares of common stock. Each person who becomes an Outside Director on or after May 20, 1998 will receive (to the extent there are shares available), as of the date of his or her first election, 3,750 shares of restricted stock and options to purchase 7,500 shares of common stock. Options granted to Outside Directors under the Company's stock option plan have an exercise price equal to the fair market value of the common stock on the date of grant of the option and are granted with tandem limited stock appreciation rights. Each stock option and restricted stock grant vests with respect to 20% of the covered shares on each of the first five anniversaries of the grant date, provided that the Outside Director is then serving on the Board of Directors of the Company or one of its subsidiaries. The grants vest in full upon the Outside Director's termination of service by reason of death, disability or retirement, or in the event of a change of control of the Company. At the annual meeting, stockholders are being asked to approve amendments to both plans which would increase the number of shares available under these plans, provide for annual grants to each Outside Director of 750 shares of restricted stock and options to purchase 6,600 shares of common stock, with such awards vesting in equal installments over a three-year period, and make certain other changes. See "Proposal No. 2" and "Proposal No. 3."

  Indemnity Agreements. The Company and the Bank have entered into an Indemnity Agreement with each of the directors and executive officers, which agreements provide for mandatory indemnification of each director or executive officer to the full extent permitted by law for any claim arising out of such person's service to the Company or the Bank. The agreements provide for advancement of expenses and specify procedures for determining entitlement to indemnification in a particular case.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee

  Compensation Philosophy. The Company's executive compensation program is intended to link management's pay with the Company's annual and long-term performance. The Compensation Committee believes it is important to attract and retain highly-qualified senior managers by providing compensation opportunities that are both competitive with the market for executive talent and consistent with the Company's performance.

  The following is a discussion of the Company's executive compensation program, including a description of the decisions and actions taken by the Compensation Committee with respect to fiscal 2000 compensation for the Chief Executive Officer.

  Salary and Incentive Bonus. In determining the base salary and annual incentive bonus of executive officers, the Compensation Committee takes into consideration a variety of factors, including the executive's level of responsibility, individual performance, and the financial and operational performance of the Company and the Bank in relation to their competition in the industry. Based on an analysis of salary and bonus paid by savings institutions of comparable size in the Company's geographical area, the Compensation Committee determined that salary and bonus levels of the Company's executive officers were at the median. The salary and bonus levels set by the Compensation Committee for 2000, as in 1999, were intended to maintain compensation levels at or slightly above the midpoint level of our peer group.

  The annual incentive bonus paid to executive officers is determined by the Compensation Committee in its discretion at the end of the year based on its assessment of the Company's and the Bank's performance during the year. The individual contribution of each executive officer to corporate performance is a significant factor in determining the amount of his or her annual incentive bonus.

  During 2000, Mr. Hegarty's annual rate of base salary was increased from $400,000 to $420,000 and his bonus was set at $130,000, a decrease of $10,000 from 1999. The combined effect of these actions was a $10,000 increase in current cash compensation. The increase reflects a modest increase in the Company's financial performance in spite of a difficult economic environment. As evidenced by the Stock Performance Graph on page 13, the cumulative total return on the Company's common stock increased during 2000 as compared to prior years, but to a lesser extent than the published index of thrift institutions. In addition, the Company's assets and earnings per share increased during 2000, while at the same time maintaining control over operating costs.

  Long-Term Compensation. In 1996, the Company adopted restricted stock and stock option plans to provide executives and other employees with long-term incentives which increase their mutuality of interests with the Company's stockholders. The Compensation Committee made initial large grants under these plans to executive offices and other employees in 1996 and a modest level of additional awards in 1999, and has made sporadic individual awards to newly hired or promoted employees. The Committee decided not to make across the board grants to executive officers during 2000 because it felt that the awards made in 1996 and 1999 were sufficient incentive for present purposes. However, the Committee has recommended that the restricted stock and stock option plans be amended to increase the number of shares available for grant, in order to provide flexibility to make grants in future years as needed to provide the appropriate incentive to employees.

  Supplemental Pension. During 2000, the Compensation Committee authorized an additional supplemental retirement benefit for Mr. Hegarty. The amount of the benefit will depend on the timing and circumstances of Mr. Hegarty's termination of employment, but in many cases will be a lump sum payment of $500,000. In approving this benefit, the Compensation Committee considered the relatively small benefit payable to Mr. Hegarty under the Bank's Retirement Plan.

  Submitted by the Compensation Committee of the Board of Directors,

Vincent F. Nicolosi  Louis C. Grassi  John O. Mead  John E. Roe, Sr.  Michael
J. Russo
   Chairman

Compensation Committee Interlocks and Insider Participation

  During 2000, the Compensation Committee consisted of Messrs. Nicolosi (Chairman), Grassi, Mead, Roe and Russo. None of the current members of the Compensation Committee are former officers of the Company or the Bank. During 2000, the Bank paid $13,949 in legal fees to Mr. Nicolosi for certain litigation and contract matters.

  Under the Bank's lending policies, residential mortgage loans to immediate family members of directors are made at market rates of interest and other normal terms but with reduced origination fees. Five such loans outstanding to immediate family members of directors who were members of the Compensation Committee during 2000 had balances in excess of $60,000 at some time since the beginning of 2000. The highest aggregate balance of those loans at any time since January 1, 2000 was $726,495 and the aggregate balance of those loans at February 28, 2001 was $485,828. All of such loans were made in the ordinary course of business and were fully approved in accordance with all of the Bank's credit underwriting standards. The Bank believes that such loans do not involve more than the normal risk of collectability or present other unfavorable features.

Stock Performance Graph

  The following graph shows a comparison of cumulative total stockholder return on the common stock since December 31, 1995 with the cumulative total returns of both a broad equity market index and a published industry index. The broad equity market index chosen was the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (US) and the published industry index chosen was the SNL Thrift Index. The graph below reflects historical performance only, which is not indicative of possible future performance of the common stock.

         Comparison of Cumulative Total Return Among the Common Stock,
            CRSP Total Return Index for the Nasdaq Stock Market (US)
                           and SNL Thrift Index(/1/)

                                 [LINE GRAPH]

                               12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
                               -------- -------- -------- -------- -------- --------
Flushing Financial Corporation  $100.00  $118.39  $157.61  $158.84  $151.93  $189.01
Nasdaq Stock Market (US) --
  CRSP Total Return Index       $100.00  $123.04  $150.69  $212.51  $394.92  $237.62
SNL Thrift Index                $100.00  $130.30  $221.71  $195.00  $159.29  $254.35

--------
(1) Assumes $100 invested on December 31, 1995 and all dividends reinvested through the end of the Company's fiscal year ended December 31, 2000. The performance graph above is based upon closing prices on the trading day specified. All share and per share amounts have been adjusted to reflect the three-for-two split of the Company's common stock paid in the form of a dividend on September 30, 1998.

Summary Compensation Table

  The following table sets forth the compensation paid by the Company and the Bank during the years ended December 31, 2000, 1999 and 1998 to the current Chief Executive Officer and certain other executive officers.

                           Summary Compensation Table

                                                     Long Term Compensation
                                                     ----------------------
                                   Annual                        Securities
                                Compensation         Restricted  Underlying
Name and Principal            ----------------------    Stock     Options/      All Other
Position(s)              Year  Salary        Bonus   Awards(/1/)  SARs(#)      Compensation
------------------       ---- --------      -------- ----------- ----------    ------------
Michael J. Hegarty......
 President and Chief
 Executive Officer of    2000 $451,003(/2/) $130,000       --         --         $99,774(/3/)
 the Company and the     1999  409,953(/2/)  140,000  $310,000     40,000         98,155
 Bank                    1998  324,504(/2/)   90,000   202,500     30,000(/4/)    81,635

Monica C. Passick....... 2000 $139,270      $ 38,000       --         --         $23,637(/5/)
 Senior Vice President,  1999  137,165        42,000  $ 77,500     10,000         25,439
 Treasurer, and Chief    1998  129,620        29,000       --         --          23,070
 Financial Officer of
 the Company; Senior
 Vice President/ Finance
 of the Bank

Francis W.               2000 $138,503      $ 38,000       --         --         $23,292(/6/)
 Korzekwinski........... 1999  130,096        41,000  $ 77,500     10,000         23,856
 Senior Vice President   1998  105,192        26,400       --         --          18,667
 of the Company; Senior
 Vice
 President/Commercial
 Real Estate of the Bank

Henry A. Braun.......... 2000 $127,700      $ 36,000       --         --         $19,384(/7/)
 Senior Vice President   1999  122,089        39,000  $ 77,500     10,000         19,943
 of the Company; Senior  1998  112,700        25,400       --         --          16,890
 Vice President/ Bank
 Operations of the Bank

Robert L. Callicutt..... 2000 $121,750      $ 28,000       --         --         $20,208(/8/)
 Senior Vice President   1999  116,308        36,000  $ 77,500     10,000         21,493
 of the Company; Senior  1998  104,000        21,600       --         --          18,250
 Vice
 President/Residential
 Mortgage Banking of the
 Bank

--------
(1) Reflects dollar value of restricted stock granted, calculated by multiplying the number of shares granted by the closing market price of the common stock on the date of grant. The number of shares of restricted stock held by each of the named executive officers on December 31, 2000 and the dollar value of such shares (based on the closing market price of the common stock on December 29, 2000, the last trading date of that year) are as follows: Mr. Hegarty 30,100 shares, $539,934; Ms. Passick 8,200 shares, $147,092; Mr. Korzekwinski 7,240 shares, $129,871; Mr. Braun 7,540 shares, $135,253; and Mr. Callicutt 7,240 shares, $129,871. All grants of restricted stock vest 20% per year beginning one year after the date of grant, subject to immediate vesting in the event of death, disability, retirement, or a change of control. Dividends are paid on all shares of restricted stock.
(2) Includes mandatory deferred compensation equal to 10% of salary.
(3) Consists of $5,100 in matching contributions to the 401(k) Plan, $12,129 in contributions to the Profit Sharing Plan, $30,000 credited toward Supplemental Retirement Benefits, and $52,545 credited under the Bank's Supplemental Savings Incentive Plan ("SSIP").
(4) These stock option grants have been adjusted to reflect the three-for-two split of the Company's common stock paid in the form of a dividend on September 30, 1998.
(5) Consists of $3,764 in matching contributions to the 401(k) Plan, $11,996 in contributions to the Profit Sharing Plan, and $7,877 credited under the SSIP.
(6) Consists of $3,743 in matching contributions to the 401(k) Plan, $11,716 in contributions to the Profit Sharing Plan, and $7,833 credited under the SSIP.
(7) Consists of $3,601 in matching contributions to the 401(k) Plan, $11,406 in contributions to the Profit Sharing Plan, and $4,377 credited under the SSIP.
(8) Consists of $3,291 in matching contributions to the 401(k) Plan, $10,031 in contributions to the Profit Sharing Plan, and $6,886 credited under the SSIP.

Stock Options

  No stock options were granted in 2000 to the named executive officers. The following table contains certain information with respect to stock options previously granted to the named executive officers.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                        # of Securities
                                                    Underlying Unexercised     Value of Unexercised
                                                      Options/SARs at FY-    In-the-Money Options/SARs
                         Shares Acquired   Value           End(/1/)              at FY-End($)(/2/)
                                on        Realized ------------------------- -------------------------
Name                     Exercise(#)(/1/)   ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ---------------- -------- ----------- ------------- ----------- -------------
Michael J. Hegarty......       --           --       72,800       63,200       446,694      258,734
Monica C. Passick.......       --           --       45,200       18,800       308,918       95,964
Henry A. Braun..........       --           --       39,920       17,480       272,016       86,739
Robert L. Callicutt.....       --           --       29,120       16,880       195,250       82,474
Francis W.
 Korzekwinski...........       --           --       37,520       16,880       254,957       82,474

--------
(1) The number of shares has been adjusted to reflect the three-for-two split of the Company's common stock paid in the form of a dividend on September 30, 1998.
(2) The value of each unexercised in-the-money stock option (or tandem limited stock appreciation right) is equal to the difference between $17.938 (the closing price of the common stock on December 31, 2000) and the exercise price of the stock option.

Employment, Severance and Change of Control Arrangements

  Employment Agreements. The Bank and the Company are parties to employment agreements with Mr. Hegarty, Ms. Passick, Mr. Braun, Mr. Callicutt and Mr. Korzekwinski (collectively, the "Employment Agreements"). The Employment Agreements establish the respective duties and compensation of these individuals and are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management team. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these executive officers.

  The Employment Agreements are substantially similar. The Employment Agreement with Mr. Hegarty has an initial three-year term and each of the other Employment Agreements has an initial two-year term. Prior to the completion of each year during the term of the agreement, the agreement is subject to renewal for an additional year. Thus, the unexpired term of the agreement at any time will generally vary between two and three years, in the case of Mr. Hegarty, and between one and two years, in the case of the other executives. However, the term of Mr. Hegarty's agreement reduces to two years in 2003 (at age 64) and to one year in 2004, and thereafter continues on a one-year basis.

  The Employment Agreements provide for a base salary that will be reviewed annually, customarily in July, with an effective date retroactive to July 1. In this regard, the base salaries of Mr. Hegarty, Ms. Passick, Mr. Braun, Mr. Callicutt and Mr. Korzekwinski in effect as of July 1, 2000 were $420,000, $141,020, $131,200, $123,500, and $142,000, respectively. In the case of Mr.
Hegarty, an additional amount equal to 10% of base salary is deferred each year and is credited with earnings based on mutual fund investments. The deferred amounts plus earnings thereon will be paid to Mr. Hegarty in a cash lump sum upon termination of employment. In addition to any other pension benefit to which he may be entitled, the Bank is required to maintain two bookkeeping accounts for Mr. Hegarty, to provide supplemental retirement benefits. The first account, consisting of $150,000 plus earnings on such amount based on mutual fund investments beginning May 27, 2000, will be paid to Mr. Hegarty in a cash lump sum upon his termination of employment. The Bank is required to credit to the second bookkeeping account the amount of $50,000 in May of each year in the period 2001-2011, with such account to be credited with earnings beginning in 2011. In the event of Mr. Hegarty's death, voluntary resignation without "good reason" (as defined below), or termination for cause, he is entitled to receive the amount then credited to such account in a cash lump sum. In the event of his termination of employment for any other reason (or for any reason following a change of control), he is entitled to receive $500,000 in a cash lump sum instead of the amount credited to the second account. In accordance with his employment agreement, Mr. Hegarty's deferred compensation, supplemental retirement benefits, and benefits under the Bank's Supplemental Savings Incentive Plan have been funded in a "grantor trust."

  The Employment Agreements provide for termination of the executive's employment by the Bank or the Company with or without cause at any time. The executive would be entitled to a lump sum severance payment and certain additional benefits upon the occurrence of certain events: the Company's or the Bank's termination of the executive's employment for reasons other than for cause, the executive's resignation during the 60-day period commencing six months following a change of control (as defined below), or the executive's resignation from the Bank and the Company following an event which constitutes "good reason," which is defined as (1) failure to re-elect the executive to his or her current offices, (2) a material adverse change in the executive's functions, duties or responsibilities, (3) relocation of the executive's place of employment outside the Borough of Queens, (4) failure to renew the Employment Agreement by the Bank or Company, (5) a material breach of the Employment Agreement by the Bank or the Company, or (6) failure of a successor company to assume the Employment Agreement. The lump sum severance payment would be equal to the salary payments, bonuses (based on the highest bonus received in the last three years preceding termination) and, in the case of Mr. Hegarty, deferred compensation otherwise payable if the executive's employment had continued for an additional 24 months (36 months for Mr. Hegarty if termination occurs before May 27, 2004 or after a change of control, or 12 months otherwise). In addition, upon a termination of employment following a change of control, the executive will receive a pro rata portion of his or her bonus payable for the year of termination (based on the amount of bonus received in the prior year). Each executive's Employment Agreement with the Company provides that if the executive receives payments that would be subject to the excise tax on excess parachute payments imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to receive an additional payment, or "gross-up", in an amount necessary to put the executive in the same after-tax position as if such excise tax had not been imposed.

  Assuming a change of control had occurred on December 31, 2000, Mr. Hegarty, Ms. Passick, Mr. Braun, Mr. Callicutt and Mr. Korzekwinski, would have received cash lump sum severance payments equal to approximately $1,806,000, $366,040, $340,400, $319,000 and $366,000 based on their salaries and bonuses as of that date. The preceding amounts do not take into account the gross-up, amounts related to termination of the Employee Benefit Trust, Mr. Hegarty's supplemental retirement benefits, or other amounts payable under the Employment Agreements.

  In the event an executive terminates employment due to "disability," which is defined generally to mean the inability of the executive to perform his or her duties for 270 consecutive days due to incapacity, each Employment Agreement provides that the executive would receive 100% of his or her salary and bonus for the first six months, 75% for the next six months and 60% for the balance of the term (less any benefits payable to the executive under any disability insurance coverage maintained by the Company or the Bank). The Employment Agreement for Mr. Hegarty provides that in the event of termination of employment due to disability, he would receive the reduced salary described above, the deferred compensation benefit based on such reduced salary, and the supplemental retirement benefits described above.

  The Employment Agreements provide that in the event the executive's employment terminates due to death, the executive's beneficiaries (or estate) would receive a lump sum payment of the executive's earned but unpaid salary, plus, in the case of Mr. Hegarty, payment of his accrued deferred compensation benefit and the supplemental retirement benefits described above.

  In the event an executive terminates employment for reasons not described above or the executive's employment is terminated for cause, the executive would receive only his or her earned but unpaid salary. Mr. Hegarty would also receive his accrued deferred compensation benefit, and the supplemental retirement benefits described above.

  Change of Control Arrangements. Upon a change of control (as defined below), in addition to the provisions of the Employment Agreements described above, (1) all outstanding restricted stock held by then-current employees and Outside Directors will immediately vest; (2) all outstanding stock options (and tandem limited stock appreciation rights ("SARs")) held by then-current employees and Outside Directors will become immediately exercisable; (3) the exercise of an outstanding SAR within 90 days after the change of control will entitle the holder to receive a cash payment equal to the excess of (A) the highest price per share of common stock paid during the 90-day period prior to the exercise of the SAR or the change of control over (B) the exercise price of the related stock option; and (4) the Employee Benefit Trust which was established by the Company to satisfy its obligations under certain employee benefit plans will terminate and any trust assets remaining after repayment of the Company's loan to the trust and certain benefit plan contributions will be distributed to all full-time employees of the Company or one of its subsidiaries with at least one year of service, in proportion to their compensation over the current year and the preceding four years.

  Definition of Change of Control. A "change of control" is generally defined, for purposes of the Employment Agreements and benefit plans maintained by the Company or the Bank, to mean: (1) the acquisition of all or substantially all of the assets of the Bank or the Company; (2) the occurrence of any event if, immediately following such event, a majority of the members of the Board of Directors of the Bank or the Company or of any successor corporation shall consist of persons other than Current Members (defined as any member of the Board of Directors as of the completion of the Company's initial public offering and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board of Directors); (3) the acquisition of beneficial ownership of 25% or more of the total combined voting power of all classes of stock of the Bank or the Company by any person or group; or (4) approval by the stockholders of the Bank or the Company of an agreement providing for the merger or consolidation of the Bank or the Company with another corporation where the stockholders of the Bank or the Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

Retirement Plan

  The Bank maintains a Retirement Plan which is a tax-qualified defined benefit plan. Salaried employees who are over age 21 and have been employed by the Bank for at least one year are eligible to participate in the Retirement Plan. Participants earn an annual retirement benefit at normal retirement age (the later of age 65 or the fifth anniversary of participation) equal to the sum of
(1) 2% of "average annual earnings" (the average annual base salary for the three consecutive years out of the final ten years of service which produces the highest average) times years of credited service prior to March 1, 1993, up to 30 years, plus (2) 1.6% of "average annual earnings" times years of credited service after February 28, 1993, plus (3) .45% of "average annual earnings" in excess of "average social security compensation" (as determined pursuant to IRS regulations) times years of credited service after February 28, 1993. The total years of credited service taken into account cannot exceed 35 years, and benefits earned in any year cannot be reduced by subsequent changes to the plan. Annual benefits under the Retirement Plan are limited by federal tax laws. As a general rule, during 2000 annual benefits were limited to $135,000. Compensation in excess of $150,000 (subject to cost of living adjustments which result in a current limit of $170,000) is required to be disregarded for purposes of benefits earned after 1993. The Retirement Plan is funded by the Bank on an actuarial basis. Participants earn a vested right to their accrued retirement benefit upon completion of five years of service with the Bank or its participating affiliates.

  The following table sets forth information with respect to Retirement Plan benefits payable to the named executive officers.

                            Retirement Plan Benefits

                                          Current
                                          Years of   Estimated Annual Retirement
Name                                    Service(/1/)   Benefit at Age 65(/2/)
----                                    ------------ ---------------------------
Michael J. Hegarty.....................       5                $28,974(/3/)
Monica C. Passick......................      21                 67,541
Francis W. Korzekwinski................       7                 85,512
Henry A. Braun.........................       6                 38,299
Robert L. Callicutt....................       5                 27,975

--------
(1) The number of years of credited service under the Retirement Plan as of December 31, 2000.
(2) The estimated annual retirement benefit payable as a single life annuity at age 65 to the named executive officer, based on the assumptions that such officer retires at age 65 with no increase in compensation or "social security compensation" from that in effect in 2000.
(3) Does not include supplemental retirement benefits provided under executive's Employment Agreement.

Certain Transactions

  Under the Bank's lending policies, residential mortgage loans to non-executive officer employees and immediate family members of employees and directors are made at market rates of interest and other normal terms, but with reduced origination fees. Excluding the loans discussed above under "Compensation Committee Interlocks and Insider Participation," there were five such loans outstanding to immediate family members of executive officers or directors with balances in excess of $60,000 at some time since the beginning of 2000. The highest aggregate balance of these loans at any time since January 1, 2000 was $1,102,876 and the aggregate balance of these loans at February 28, 2001 was $975,995. All such loans were made in the ordinary course of business and were fully approved in accordance with all of the Bank's credit underwriting standards. The Bank believes that such loans do not involve more than the normal risk of collectability or present other unfavorable features.

  Since 1981, Franklin F. Regan, Jr. (or his former law firm) has had a retainer agreement with the Bank, pursuant to which he is paid an annual retainer for general legal services to the Bank. In addition, Mr. Regan represents the Bank in closings of residential and certain commercial real estate loans, the fees of which are paid by borrowers. The current fee paid to Mr. Regan by borrowers for closing of a residential loan is $575. Fees paid for closing mixed use property transactions are fixed at $850. Fees paid for commercial real estate loan closings currently range from a minimum fee of $1,000 to a maximum fee of $7,500. Mr. Regan also represents the Bank in connection with some of its mortgage foreclosure actions. During 2000, Mr. Regan received an aggregate of $113,601 in retainer and legal fees paid by the Bank, and $617,170 in fees paid by borrowers. The Bank leases office space in its 159-18 Northern Boulevard building at a market rental rate to Mr. Regan for use in his law practice. Mr. Regan is a director of the Company and the Bank.

                                 PROPOSAL NO. 2

             AMENDMENT OF THE 1996 RESTRICTED STOCK INCENTIVE PLAN

  The 1996 Restricted Stock Incentive Plan is intended to advance the best interests of the Company and the Bank by providing employees and Outside Directors with additional incentives in the form of restricted stock, thereby increasing their personal stake in the continued success and growth of the Company and encouraging them to stay in the employ or service of the Company. The plan was adopted, with stockholder approval, in 1996 and has been amended from time to time, most recently in 1998. The plan provides for automatic grants to Outside Directors and authorizes the Board of Directors to grant, upon recommendation of the Compensation Committee, awards of restricted stock to employees, including officers, of the Company or any subsidiary or other entity in which the Company holds at least a 20% interest. The Board of Directors has determined that the plan is accomplishing its intended purpose, but that certain amendments are appropriate.

  The plan, as approved by shareholders and subsequently adjusted to reflect the Company's 3-for-2 stock split in 1998, authorizes the grant of up to 474,750 shares of restricted stock to employees, including officers, and up to 155,250 shares to Outside Directors. In the event shares awarded are forfeited or are withheld to satisfy income tax obligations, such shares are available for future grants under the plan. As a result of grants made to date, the number of shares available for future grants is 129,183 shares for employees and 20,850 shares for Outside Directors. The Board of Directors is proposing to increase the number of shares available for grant. The number of shares available for grants to employees, including officers, would be increased by 70,000, and the number of shares available for Outside Directors would be increased by 20,000, bringing the aggregate number of shares available for future grants to 199,183 for employees, including officers, and 40,850 for Outside Directors (subject to increase to the extent shares subject to outstanding awards are forfeited or withheld to satisfy tax obligation).

  The second proposed amendment would provide for an annual grant of 750 restricted shares to each Outside Director, which would vest in equal installments over a three-year period from the date of grant. Until now, Outside Directors have received only a single grant of restricted shares. Those who were members of the Board at the time of the plan's adoption in 1996 received a grant of 14,100 shares and those subsequently elected to the Board received a grant of 3,750 shares (in each case, as adjusted for the Company's stock split). These initial grants vest in equal installments over a five-year period, so that the grants made in 1996 will be fully vested this year.

  The amendments to add shares and to provide for annual grants to Outside Directors were adopted by the Board upon the recommendation of an independent compensation consultant retained by the Board. The consultant compared the Company's equity compensation and total compensation paid to its Outside Directors with the amounts paid by 15 peer group companies. Based on the consultant's report, the Board of Directors believes that the amendments are necessary to enable the Company to remain competitive with its peers in compensation practices and thereby to attract and retain quality employees and directors.

  The Board is also proposing amendments to the vesting provisions of the plan. Grants to employees, including officers, would no longer have a mandatory 20% per year vesting schedule, but would instead be subject to the vesting schedule determined by the Board on recommendation of the Compensation Committee at the time of grant. Initial grants to Outside Directors would continue to vest in equal installments over a five-year period, and annual grants would vest in equal installments over a three-year period. All grants to employees and Outside Directors would fully vest upon retirement, death, disability, or a change of control. The proposed amendments would change the definition of retirement in the case of Outside Directors to mean termination of service, other than for cause, after at least five years of Board service. The proposed amendments also contain minor technical changes to the provisions for adjustment of awards in the event of changes in the Company's corporate structure.

  The text of the provisions as amended subject to stockholder approval are printed as Appendix A of this proxy statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO
           THE 1996 RESTRICTED STOCK INCENTIVE PLAN (PROPOSAL NO. 2).

                                 PROPOSAL NO. 3

               AMENDMENT OF THE 1996 STOCK OPTION INCENTIVE PLAN

  The 1996 Stock Option Incentive Plan is intended to advance the best interests of the Company and the Bank by providing employees and Outside Directors with additional incentives in the form of options to purchase the Company's common stock, thereby increasing their personal stake in the continued success and growth of the Company and encouraging them to stay in the employ or service of the Company. The plan was adopted, with stockholder approval, in 1996 and has been amended from time to time, most recently in 1998. The plan provides for automatic grants of non-statutory stock options and tandem limited stock appreciation rights to Outside Directors and authorizes the Board of Directors to grant, upon recommendation of the Compensation Committee, awards of incentive or non-statutory options and tandem stock appreciation rights to employees, including officers, of the Company or any subsidiary or other entity in which the Company holds at least a 20% interest. All options granted under the plan have an exercise price which is not less than the fair market value of the common stock on the date of grant, and have a term of not more than ten years. No employee may be granted options with respect to more than 112,500 shares in any calendar year. The Board of Directors has determined that the plan is accomplishing its intended purpose, but that certain amendments are appropriate.

  The plan, as approved by shareholders and subsequently adjusted to reflect the Company's 3-for-2 stock split in 1998, authorizes the issuance of up to 1,130,625 shares of common stock to employees, including officers, and up to 463,125 shares to Outside Directors upon exercise of stock options. In the event an option granted under the plan expires, terminates or is canceled (except upon exercise of a tandem stock appreciation right) without having been exercised in full, the shares subject to the unexercised option are available for future grants. Similarly, if shares are surrendered in payment of the option exercise price or are withheld to satisfy income tax obligations, such shares are available for future grants under the plan. As a result of grants made to date, the number of shares available for future grants is 120,075 shares for employees and 60,000 shares for Outside Directors. The Board of Directors is proposing to increase the number of shares available for grant. The number of shares available for grants to employees, including officers, would be increased by 280,000, and the number of shares available for Outside Directors would be increased by 80,000, bringing the aggregate number of shares available for future grants to 400,075 for employees, including officers, and 140,000 for Outside Directors (subject to increase to the extent shares subject to outstanding grants are returned to the plan under the provisions described above).

  The second proposed amendment would provide for an annual grant of options to purchase 6,600 shares to each Outside Director, which would vest in equal installments over a three-year period from the date of grant. Until now, Outside Directors have received only a single grant of stock options. Those who were members of the Board at the time of the plan's adoption in 1996 received a grant of options to purchase 43,125 shares and those subsequently elected to the Board received a grant of options to purchase 7,500 shares (in each case, as adjusted for the Company's stock split). These initial grants vest in equal installments over a five-year period, so that the grants made in 1996 will be fully vested this year.

  The amendments to add shares and to provide for annual grants to Outside Directors were adopted by the Board upon the recommendation of an independent compensation consultant retained by the Board. The consultant compared the Company's equity compensation and total compensation paid to its Outside Directors with the amounts paid by 15 peer group companies. Based on the consultant's report, the Board of Directors believes that the amendments are necessary to enable the Company to remain competitive with its peers in compensation practices and thereby to attract and retain quality employees and directors.

  The Board is also proposing amendments to the vesting provisions of the plan. Grants to employees, including officers, would no longer have a mandatory 20% per year vesting schedule, but would instead be subject to the vesting schedule determined by the Board on recommendation of the Compensation Committee at the time of grant. Initial grants to Outside Directors would continue to vest in equal installments over a five-year period, and annual grants would vest in equal installments over a three-year period. All grants to employees and Outside Directors would fully vest upon retirement, death, disability, or a change of control. The proposed amendments would change the definition of retirement in the case of Outside Directors to mean termination of service, other than for cause, after at least five years of Board service.

  The proposed amendments would permit the Board of Directors, upon recommendation of the Compensation Committee, to allow stock options held by either employees or Outside Directors to be transferred by gift or for estate planning purposes. The amendments also contain technical changes to the provisions for adjustment of awards in the event of changes in the Company's corporate structure which will provide greater flexibility for the Board to determine the treatment of such awards in the event of future corporate transactions.

  The text of the provisions as amended subject to stockholder approval are printed as Appendix B of this proxy statement.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO
             THE 1996 STOCK OPTION INCENTIVE PLAN (PROPOSAL NO. 3).

                                 PROPOSAL NO. 4


                    RATIFICATION OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed PricewaterhouseCoopers LLP to perform the audit of the Company's consolidated financial statements for the year ending December 31, 2001, subject to ratification by the Company's stockholders at the annual meeting. PricewaterhouseCoopers LLP served as the independent auditors of the Company for the year ended December 31, 2000. Representatives from PricewaterhouseCoopers LLP will be present at the annual meeting and will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

Schedule of Fees to Independent Auditors

  The following table sets forth the aggregate fees billed for professional services to the Company during the fiscal year ended December 31, 2000 by the Company's independent auditors, PricewaterhouseCoopers LLP. The Audit Committee has considered whether the provision of non-audit services to the extent reflected below is compatible with maintaining the independent auditors' independence from the Company.

Audit service fees................................................... $198,500
Estimated out-of-pocket expenses at 8%...............................   15,880
                                                                      --------
  Total fees for audit services...................................... $214,380
                                                                      ========
Financial information systems design and implementation service
 fees................................................................        0
All other fees(/1/).................................................. $101,265

--------
(1)   Primarily for tax preparation and tax consulting services.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
  OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE
                     FISCAL YEAR ENDING DECEMBER 31, 2001.
Report of the Audit Committee


  The Audit Committee of the Board of Directors is comprised of five non-employee directors, each of whom is independent within the meaning of the rules of the NASD. In accordance with its written charter adopted by the Board of Directors (a copy of which is attached as Appendix C), the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the Company's accounting, auditing and financial reporting practices. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for examining those statements.

  In discharging its oversight responsibility, the Audit Committee (1) reviewed and discussed the audited financial statements of the Company at and for the fiscal year ended December 31, 2000 with management and the independent auditors, (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," (3) received the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, "Independence Discussions with Audit Committees," and
(4) discussed with the independent auditors the independent auditors' independence from the Company.

  Based on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

Louis C. Grassi  John M. Gleason  John O. Mead  John E. Roe, Sr.  Michael J.
Russo
 Chairman

                  OTHER MATTERS THAT MAY PROPERLY COME BEFORE
                               THE ANNUAL MEETING

  As of March 17, 2001, the last date for timely filing stockholder proposals relating to the annual meeting under the Company's bylaws, the Board of Directors had not received notice of any business, and presently knows of no business, that will be presented for consideration at the annual meeting other than as stated in the notice of annual meeting of stockholders which is attached to this proxy statement. If, however, other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

  Whether or not you intend to be present at the annual meeting, you are urged to return your signed and dated proxy promptly or, alternatively, to indicate your voting instructions over the Internet or by telephone, if available. If you are present at the annual meeting and wish to vote your shares in person, your proxy may be revoked by giving the Corporate Secretary notice of your intention to vote in person.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   To Present Proposal at Annual Meeting. The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Corporate Secretary of the Company which must be received not more than ninety days nor less than sixty days prior to the anniversary of the date of the immediately preceding annual meeting. In accordance with these provisions, a stockholder proposal in connection with the 2002 annual meeting of stockholders must be received by the Corporate Secretary on or before March 23, 2002 in order to be timely. However, in the event that the date of the forthcoming annual meeting is more than thirty days after the anniversary date of the prior year's meeting, such written notice will also be timely if it is received by the Corporate Secretary by the earlier of (1) the 10th day prior to the forthcoming meeting date, or (2) the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date.

  The advance notice by stockholders must include the stockholder's name and address, a representation that the stockholder is a holder of record of the Company's stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business, a brief description of the proposed business, the reason for conducting such business at the annual meeting, and any material interest of such stockholder in the proposed business. In the case of nominations for election to the Board of Directors, certain information regarding the nominee must also be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

   To Include Proposal in the Company's Proxy Statement. In order for a stockholder proposal to be eligible for inclusion in the proxy materials of the Company for the 2002 annual meeting of stockholders, it must be received at the Company's executive offices at 144-51 Northern Boulevard, Flushing, New York 11354-4240 no later than December 6, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                 MISCELLANEOUS

  A copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2000, as filed with the SEC, will be furnished without charge to stockholders of record upon written request to Flushing Financial Corporation, 144-51 Northern Boulevard, Flushing, New York 11354-4240,
Attention: Anna M. Piacentini. Our Internet address is http://www.flushingsavings.com. The information and other content on our website is not part of this proxy statement.

  The Report of the Audit Committee, the Report of the Compensation Committee and the Stock Performance Graph which are set forth in this proxy statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information under such headings by reference, and shall not otherwise be deemed filed under such Acts.

                                          By Order of the Board of Directors,

                                          /s/ Anna M. Piacentini
                                          Anna M. Piacentini
                                          Corporate Secretary

Flushing, New York
April 5, 2001

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR, ALTERNATIVELY, TO INDICATE YOUR VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, IF AVAILABLE.

                                   APPENDIX A

             AMENDMENTS TO THE 1996 RESTRICTED STOCK INCENTIVE PLAN

  1. The first and second sentences of Section 1.5(a) of the Plan are hereby amended to read as follows:

     "The total number of shares of common stock of the Company ("Common Stock") which may be received in the form of Restricted Stock by participants other than Outside Directors shall be 544,750 shares, subject to adjustment as provided in Section 1.5(c). The total number of shares of Common Stock which may be received in the form of Restricted Stock by Outside Directors shall be 175,250 shares, subject to adjustment as provided in Section 1.5(c)."

  2. Section 1.5(c) is hereby amended to read in its entirety as follows:

     "In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), merger, consolidation, reorganization, sale of assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, issuance, repurchase or exchange of securities, or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other property subject to outstanding awards, and (iii) the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award except in insignificant amounts due to rounding. The Board's determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive."

  3. Section 2.1(a) is hereby amended to read in its entirety as follows:

     "(a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the Restricted Stock will vest, subject to the following:

       (i) The Restricted Stock shall become vested in full on the date the respective participant terminates his or her employment with the Company or Subsidiary because of his or her death or disability. For these purposes, "disability" shall mean that the participant has been unable to perform the essential functions of his or her employment due to disability or incapacity for 270 consecutive days or such lesser period as may be determined by the Board of Directors (upon recommendation of the Committee) at the time of grant or thereafter; and

       (ii) The Restricted Stock shall become vested in full on the date the respective participant terminates his or her employment with the Company or Subsidiary because of retirement. For these purposes, "retirement" shall mean termination at a time when the participant is eligible to retire under a retirement program of the Company or one of its Subsidiaries or as otherwise determined by the Committee."

  4. The first paragraph of Section 3.1(a) is hereby amended to read in its entirety as follows:

     "Each person who becomes an Outside Director after May 22, 2001 shall be granted, as of the date of his or her first election, an initial award (the "Initial Award") of 3,750 shares of Restricted Stock. As of June 1 of each year, each person then serving as an Outside Director shall be granted an annual award (the "Annual Award") of 750 shares of Restricted Stock. If on any date on which Restricted Stock is to be granted under this Section 3.1 the remaining shares reserved for receipt by Outside Directors under the Plan are insufficient to enable each Outside Director to receive an award for the number of shares of Restricted Stock set forth above, each Outside Director shall be awarded his or her pro rata portion of such remaining shares. Notwithstanding the foregoing, no award of Restricted Stock shall be made under this Section 3.1 to any person who has previously received an employee grant under Article II of the Plan unless the Board of Directors expressly authorizes awards for such person. All awards of Restricted Stock under this Article III shall have the following terms and conditions:"

  5. Section 3.1(b) is hereby amended to read in its entirety as follows:

     "(b) No Restricted Stock granted under this Article III shall vest until one year after the date of its grant. Each Initial Award shall vest with respect to 20% of the underlying shares on the first anniversary of the date immediately following the date of grant, and an additional 20% of the underlying shares on each subsequent anniversary thereof, provided that the participant is an Outside Director on each such anniversary date. Each Annual Award shall vest with respect to one-third of the underlying shares on the first anniversary of the date immediately following the date of grant, and an additional one-third of the underlying shares on each subsequent anniversary thereof, provided that the participant is an Outside Director on each such anniversary date."

  6. Section 3.1(d) is hereby amended to read in its entirety as follows:

     "(d) Notwithstanding the provisions of Section 3.1(b), Restricted Stock shall become vested in full upon an Outside Director's retirement. For purposes of this Section 3.1(d), "retirement" shall mean termination of Board service, other than for Cause, after at least five years of service as an Outside Director. For purposes of this Plan, termination for "Cause" shall mean termination for dishonesty or willful misconduct involving moral turpitude."

                                   APPENDIX B

               AMENDMENTS TO THE 1996 STOCK OPTION INCENTIVE PLAN

  1. The first and second sentences of Section 1.5(a) of the Plan are hereby amended to read as follows:

     "The total number of shares of Common Stock which may be received upon the exercise of Options (including Stock Appreciation Rights related thereto) by participants other than Outside Directors shall be 1,410,625 shares, subject to adjustment as provided in Section 1.5(c). The total number of shares of Common Stock which may be received upon the exercise of Options (including Stock Appreciation Rights related thereto) by Outside Directors shall be 543,125 shares, subject to adjustment as provided in
  Section 1.5(c)."

  2. Section 1.5(c) is hereby amended to read in its entirety as follows:

     "In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), merger, consolidation, reorganization, sale of assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, issuance, repurchase or exchange of securities, or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year, (iii) the number and kind of shares or other property subject to outstanding awards, and (iv) the exercise price of outstanding Options and any other amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award except in insignificant amounts due to rounding.

     In addition, upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, or upon the dissolution or liquidation of the Company, the Board may take such action as it in its discretion deems appropriate to (i) cash out outstanding Options and Stock Appreciation Rights at or immediately prior to the date of such event, or
  (ii) provide for the assumption of outstanding Options and Stock Appreciation Rights by surviving, successor or transferee corporations.

     The Board's determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive."

  3. Section 2.1(c) is hereby amended to read in its entirety as follows:

     "(c) Exercisability of Options. Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be specified in the Option grant, subject to the following:

       (i) An Option shall become exercisable in full on the date the respective option holder terminates his or her employment with the Company or Subsidiary because of his or her death or disability. For these purposes, "disability" shall mean that the option holder has been unable to perform the essential functions of his or her employment due to disability or incapacity for 270 consecutive days or such lesser period as may be determined by the Board of Directors (upon recommendation of the Committee) at the time of grant or thereafter; and

       (ii) An Option shall become exercisable in full on the date the respective option holder terminates his or her employment with the Company or Subsidiary because of retirement. For these purposes, "retirement" shall mean termination at a time when the option holder is eligible to retire under a retirement program of the Company or one of its Subsidiaries or as otherwise determined by the Committee."

  4. The first paragraph of Section 3.1(a) is hereby amended to read in its entirety as follows:

     "Each person who becomes an Outside Director after May 22, 2001 shall be granted, as of the date of his or her first election, an Option to purchase 7,500 shares of Common Stock (the "Initial Option"). As of June 1 of each year, each person then serving as an Outside Director shall be granted an Option to purchase 6,600 shares of Common Stock (the "Annual Options"). If on any date on which Options are to be granted under this Section 3.1 the remaining shares reserved for receipt by Outside Directors under the Plan are insufficient to enable each Outside Director to receive an Option to purchase the number of shares of Common Stock set forth above, each Outside Director shall be granted an Option to purchase his or her pro rata portion of such remaining shares. Notwithstanding the foregoing, no grant of Options shall be made under this Section 3.1 to any person who has previously received an employee grant under Article II of the Plan unless the Board of Directors expressly authorizes awards for such person. All awards of Options under this Article III shall have the following terms and conditions:"

  5. Section 3.1(c) is hereby amended to read in its entirety as follows:

     "(c) Exercisability. No Option granted under this Article III shall become exercisable until one year after the date of its grant. Each Initial Option shall become exercisable with respect to 20% of the underlying shares on the first anniversary of the date immediately following the date of grant, and an additional 20% of the underlying shares on each subsequent anniversary thereof, provided that the option holder is an Outside Director on each such anniversary date. Each Annual Option shall become exercisable with respect to one-third of the underlying shares on the first anniversary of the date immediately following the date of grant, and an additional one-third of the underlying shares on each subsequent anniversary thereof, provided that the option holder is an Outside Director on each such anniversary date."

  6. Section 3.1 (g) is hereby amended to read in its entirety as follows:

     "(g) Retirement. Notwithstanding the provisions of Section 3.1(c), any Option held by an Outside Director whose service as such is terminated by reason of his or her retirement shall become immediately exercisable and may be exercised by such option holder for a period of two years following his or her retirement, provided that in no event shall the exercise period extend beyond the expiration of the Option term. For purposes of this
  Section 3.1(g), termination for "retirement" shall mean termination, other than for Cause, after at least five years of service as an Outside Director."

  7. Section 4.5 of the Plan is hereby amended to read in its entirety as follows:

     "4.5 Non-transferability.

       Unless otherwise provided by the Board of Directors (upon recommendation of the Committee), (i) Options shall not be transferable by the option holder other than by will or by the laws of descent and distribution, and (ii) during the option holder's lifetime, all Options shall be exercisable only by such option holder. The Board of Directors (upon recommendation of the Committee), in its discretion, may permit Options to be transferred by gift or for estate planning purposes to such transferees and on such terms and conditions as may be determined by it."

                                   APPENDIX C

                            AUDIT COMMITTEE CHARTER

STATEMENT OF PURPOSE

  The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the systems and processes of internal control and compliance and the audit process. In performing its duties, the committee will maintain effective working relationships with the board of directors, management and the internal and external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations and risks.

ORGANIZATION

  The committee shall be comprised of three or more directors as determined by the board of directors, each of whom shall be "independent" within the meaning of the rules applicable to companies quoted on the Nasdaq National Market. Committee members shall serve at the pleasure of the board of directors. A committee chairman shall be designated by the board of directors. All committee members shall have, at a minimum, a working familiarity with basic finance and accounting practices, and at least one committee member shall have management experience or expertise in these areas. Committee members may enhance their understanding of finance and accounting through educational programs offered by the company or an outside consultant.

MEETINGS

  Meetings of the committee shall be held not less than quarterly. In furtherance of its purpose, the committee shall provide sufficient opportunity for the external auditors, the director of internal audit and management to meet with the committee in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately. The committee shall make regular reports and appropriate recommendations to the board of directors.

ROLES AND RESPONSIBILITIES

  A. Internal Control

     1. Require that the external auditors, internal auditors and management keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and similar matters.

     2. Consider whether internal control recommendations made by internal and external auditors have been implemented by management.

     3. Determine the extent to which internal and external auditors review
  (i) computer systems and applications, (ii) the security of such systems and applications, and (iii) the contingency plan for processing financial information in the event of a systems breakdown.

  B. Financial Reporting

     1. Meet with management and the external auditors to review annual and quarterly financial statements, issues related thereto and the results of the external auditors' annual audit or quarterly review, as the case may be.

     2. Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

     3. Consider significant judgments made as to asset and liability valuation and loan losses.

     4. Review management's disposition of proposed audit adjustments identified by the external auditors.

     5. Require that the external auditors communicate their judgment regarding the integrity of the financial statements to the committee.

     6. To gain insight into the fairness of the statements and disclosures, obtain views and, where appropriate, explanations from management and from the internal and external auditors on whether:

       . Generally accepted accounting principles have been consistently applied

       . There are any significant or unusual events or transactions

       . The company's financial and operating controls are functioning effectively

       . The financial statements contain adequate and appropriate disclosures

  C. Internal Audit

     1. Review the activities and organizational structure of the internal audit function.

     2. Review the qualifications of the internal audit function and participate in the appointment, replacement, reassignment or dismissal of the director of internal audit.

     3. Review the effectiveness of the internal audit function.

     4. Review the scope of internal audit's work plan for the year and receive a summary report of significant findings by internal auditors and management's response to the conditions reported.

  D. External Audit

     1. Review the external auditors' proposed audit scope and approach.

     2. Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors.

     3. Obtain from the external auditors and review the confirmation required to be provided by the external auditors as to their independence in accordance with professional standards.

     4. Review annually the fee arrangements with the external auditors.

  E. Other Responsibilities

     1. Require that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis.

     2. Perform other oversight functions as requested by the full board of directors.

     3. Periodically review and assess the adequacy of this Charter and recommend any proposed changes to the board of directors for approval.

  While the committee has the responsibilities and powers set forth in this Charter, it is not the duty of the committee to plan or conduct internal control or other audits, or to ascertain the structure of internal controls, or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent external auditor. Nor is it the duty of the committee to conduct investigations or to resolve disagreements, if any, between management and the independent external auditors.

                                                                     FLSBK-PS-01

|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
-----------------------------------------------------------------------
                         FLUSHING FINANCIAL CORPORATION
-----------------------------------------------------------------------

The Board of Directors recommends a vote
FOR the election of all nominees in Item 1 and FOR approval of Items 2, 3 and 4.


Mark box at right if an address change has been noted on the reverse side of [ ] this card.

CONTROL NUMBER:


RECORD DATE SHARES:


                                                           ---------------------
Please be sure to sign and date this proxy card.           Date
--------------------------------------------------------------------------------


------Stockholder sign here--------------Co-owner sign here--------------------



1. Election of Directors

                                                                                                                         For
                             Gerard P. Tully, Sr.                                            For All         With-       All
                               James D. Bennett                                              Nominees        hold       Except
                             Vincent F. Nicolosi                                               [ ]           [ ]          [ ]

INSTRUCTION: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and write that nominee's name in the space below.
-----------------------------------------------------------------------
2. Approval of certain amendments to the Company's 1996 Restricted                              For          Against    Abstain
   Stock Incentive Plan.                                                                        [ ]            [ ]        [ ]

3. Approval of certain amendments to the Company's 1996 Stock Option                            For          Against    Abstain
   Incentive Plan.                                                                              [ ]            [ ]        [ ]

4. Ratification of the appointment of PricewaterhouseCoopers LLP as                             For          Against    Abstain
   the independent auditors of the Company.                                                     [ ]            [ ]        [ ]

In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or at any adjournment thereof.

The shares represented by this proxy will be voted as directed by the stockholders. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR the election of all nominees in Item 1 and FOR approval of Items 2, 3 and 4.

Please mark, date and sign as your name(s) appear(s) hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. If shares are held jointly, each stockholder named should sign.


--------------------------------------------------------------- --------------------------------------------------------
DETACH CARD                                                                                                  DETACH CARD

   -------------------------                                   -------------------
     Vote by Telephone                                         Vote by Internet
   -------------------------                                   -------------------
   Call Toll-Free on a Touch-Tone Phone
   Follow these four easy steps:                               Follow these four easy steps:
   ------------------------------------------------------------ -------------------------------------------------------------------
   1. Read the accompanying Proxy Statement and Proxy Card.     1.   Read the accompanying Proxy Statement and Proxy Card.
   2. Call the toll-free number                                 2.   Go to the Website
      1-877-PRX-VOTE (1-877-779-8683).                               http://www.eproxyvote.com/ffic
      There is NO CHARGE for this call.                         3.   Enter your Control Number located on your Proxy Card.
   3. Enter your Control Number located on your Proxy Card.     4.   Follow the instructions provided.
   4. Follow the recorded instructions.
   ------------------------------------------------------------ -------------------------------------------------------------------

   Your vote is important!                                      Your vote is important!
   Call 1-877-PRX-VOTE anytime!                                 Go to http://www.eproxyvote.com/ffic anytime!

                                    Do not return your Proxy Card if you are voting by Telephone or Internet

                         FLUSHING FINANCIAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2001

The undersigned hereby appoints Anna M. Piacentini and Monica C. Passick, and either of them, proxies for the undersigned, with full power of substitution and revocation in each, to vote all shares of Flushing Financial Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Flushing Financial Corporation to be held on Tuesday, May 22, 2001 at 2:00 p.m., New York time, at the LaGuardia Marriott located at 102-05 Ditmars Boulevard, East Elmhurst, New York 11369, or at any adjournment thereof.

Please indicate your vote by telephone or over the Internet as described on the reverse side of this proxy card, or mark, date, sign and return this proxy as indicated on the reverse side to vote on any item. If you wish to vote by mail in accordance with the Board of Directors' recommendations, please sign on the reverse side and return promptly in the enclosed envelope; no boxes need to be checked.


IF YOUR ADDRESS HAS CHANGED, PLEASE INDICATE NEW ADDRESS BELOW.



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